Exhibit 16.1

[Letterhead of Grant Thornton LLP]

June 6, 2018

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re: Northern Oil and Gas, Inc.
File No. 001-33999
Dear Sir or Madam:
We have read Item 4.01 of Form 8-K of Northern Oil and Gas, Inc. dated June 1, 2018, and agree with the statements concerning our Firm contained therein.
Very truly yours,
/s/Grant Thornton LLP